Exhibit 99.1
NETGEAR, INC.
2016 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means NETGEAR, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t) “Fiscal Year” means the fiscal year of the Company.

(u) “Full Value Award” means any Award which results in the issuance of Shares other than Options, Stock Appreciation Rights or other Awards which are based solely on an increase in value of the Shares following the date of grant.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Inside Director” means a Director who is an Employee.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a stock option granted pursuant to the Plan.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award.

(dd) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(gg) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii) “Plan” means this 2016 Equity Incentive Plan.

(jj) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Retirement” means termination of an Employee’s employment with the Company and its Affiliates for retirement purposes if such termination occurs (1) on or after his or her sixty-fifth (65th) birthday; or (2) on or after his or her fifty-fifth (55th) birthday with the written consent of the Chief Executive Officer of the Company or, in the case of the Chief Executive Officer’s retirement, with the consent of the Administrator. In the case of a Director, “Retirement” shall be determined by the Administrator in its discretion. In no event shall termination of a Consultant’s services with the Company and Affiliates be treated as a Retirement under the Plan.

(mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Section 16(b)” means Section 16(b) of the Exchange Act.

(oo) “Service Provider” means an Employee, Director or Consultant.

(pp) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(qq) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,500,000 Shares, plus (i) any Shares that were available for grant under the Company’s 2006 Long-Term Incentive Plan (“2006 LTIP”) as of immediately prior to the 2006 LTIP’s expiration by its terms, plus (ii) any Shares subject to stock options, restricted stock units, performance shares or similar awards granted under the 2006 LTIP that, on or after the date this Plan becomes effective, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2006 LTIP that are forfeited to or repurchased by the Company, where the maximum number of Shares to be added to the Plan as a result of clause (i) equals 699,827 Shares and as a result of clause (ii) equals 3,899,006 Shares. For purposes of the previous sentence, the Shares subject to restricted stock units, performance shares or other awards without an exercise price that are added to the Plan as a result of clause (ii) will be one and fifty-eight hundredths (1.58) times the number of Shares that were forfeited or expired under the 2006 LTIP. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as one and fifty-eight hundredths (1.58) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Full Value Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), one and fifty-eight hundredths (1.58) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, the gross Shares issued (i.e., Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) pursuant to a Stock Appreciation Right will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a)Procedure.

(i)Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan (including, without limitation, the limitations set forth in Section 6), of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Sections 6 and 20 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan);

(ix) to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Restrictions and Limitations.

(a) Prohibition on Exchange Program. The Administrator may not implement an Exchange Program.

(b) Incentive Stock Options.

(i) $100,000 Limitation. Notwithstanding an Option’s designation in the Award Agreement, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(b), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) Maximum Option Term. In the case of an Incentive Stock Option, the term of an Option will be ten (10) years from the date of grant or such shorter term as may be provided by the Administrator and set forth in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(iii) Option Exercise Price. In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. An Incentive Stock Option granted to any Employee other than an Employee described in immediately preceding sentence, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this subsection (iii), Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(c) Vesting Limitations.

(i) One-Year Minimum Vesting. Awards granted under the Plan shall vest no earlier than the one (1) year anniversary of the Award’s date of grant, provided that the Administrator, in its sole discretion, may provide an Award may accelerate vesting by reason of the Participant’s death, Disability or Retirement, or upon a major capital change of the Company (including without limitation upon the occurrence of a Change in Control, merger of the Company with or into another corporation or entity, or similar transaction), and provided further, that, notwithstanding the foregoing in this sentence, Awards that result in the issuance of an aggregate of up to 5% of the Shares reserved for issuance under Section 3(a) may be granted to Service Providers, or outstanding Awards modified, without regard to such minimum vesting, exercisability and distribution provisions.

(ii) Three-Year Service-Based Vesting. Except for accelerated vesting provided under Sections 7(d)(ii), 8(c), 9(c), 10(e) and 15 and annual grants to Outside Directors, the period over which any Award subject to solely time-based vesting may fully vest will be no less than three (3) years.

(d) Section 162(m) Annual Limitations. The Administrator will have complete discretion to determine the number of Shares subject to Awards granted to any Participant, provided that, subject to the provisions of Section 15, during any Fiscal Year: (i) the number of Shares covered by Options granted to any one Service Provider will not exceed 500,000 Shares; (ii) the number of Shares covered by Stock Appreciation Rights granted to any one Service Provider will not exceed 500,000 Shares; (iii) the number of Shares of Restricted Stock granted to any one Service Provider will not exceed 250,000 Shares; (iv) the number of Restricted Stock Units granted to any one Service Provider will not exceed 250,000; (v) the number of Performance Shares granted to any one Service Provider will not exceed 250,000, and (vi) no Service Provider will receive Performance Units having an initial value greater than $5.0 million.

(e) Outside Director Limitations.

(i) Cash-settled Awards. No Outside Director may be granted, in any Fiscal Year, cash‑settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $500,000, increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director.

(ii) Stock-settled Awards. Subject to the provisions of Section 15 of the Plan, no Outside Director may be granted, in any Fiscal Year, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $500,000, increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director.

Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 6(e).

7. Stock Options.

(a) Designation.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option, subject to Section 6(b).

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, subject to Section 6.

(b) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised, subject to Section 6.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Accelerated Vesting on Termination of Relationship as a Service Provider. Notwithstanding anything herein to the contrary, if a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, Disability or death, all unvested Options subject to time-based vesting will become fully vested.

(iii) Termination of Relationship as a Service Provider other than Retirement, Death or Disability. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s Retirement, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. If Participant dies during such post-employment period, the Option may be exercised following the Participant’s death for one (1) year after Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Retirement or Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Retirement or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Death of Participant. If a Participant dies while a Service Provider or dies after terminating on account of Retirement or Disability, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable until twelve (12) months following Participant’s death, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(vi) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to Section 6.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Accelerated Vesting on Termination of Relationship as a Service Provider. Notwithstanding anything herein to the contrary, if a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, Disability or death, all unvested Restricted Stock subject to time-based vesting will become fully vested.

(d) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(e) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(f) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed, subject to Section 6.

(g) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(i) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(j) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator, subject to Section 6. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(c), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion (subject to Section 6), which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units.

(c) Accelerated Vesting on Termination of Relationship as a Service Provider. Notwithstanding anything herein to the contrary, if a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, Disability or death, all unvested Restricted Stock Units subject to time-based vesting will become fully vested.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, subject to Section 6.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant and vesting terms will be subject to Section 6.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Accelerated Vesting on Termination of Relationship as a Service Provider. Notwithstanding anything herein to the contrary, if a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, Disability or death, all unvested Stock Appreciation Rights subject to time-based vesting will become fully vested.

(f) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(g) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant, subject to Section 6.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin, debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; safety record; stock price; and total stockholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB Principles. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13. Leaves of Absence/Transfer Between Locations. Awards will be subject to any Company leave of absence policy as the Company may adopt or amend from time to time. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 6(d) of the Plan.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 15(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise such outstanding Option and Stock Appreciation Right, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on such Restricted Stock and Restricted Stock Units will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(d) Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16. Tax.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. Notwithstanding the foregoing, the Administrator may permit withholding in excess of the minimum statutory amount, provided such withholding does not result in any adverse accounting consequences, as the Administrator determines in its sole discretion. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined.

(c) Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

NETGEAR, INC.
2016 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Unless otherwise defined herein, the terms defined in the NETGEAR, Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and in the Terms and Conditions of the Restricted Stock Units, attached hereto as Exhibit A (the “Agreement”).

%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%ADDRESS_LINE_3%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%
You have been granted the right to receive Restricted Stock Units, subject to the terms and conditions of the Plan, this Notice of Grant and the Agreement, including any special terms and conditions for your country in the appendix thereto (the “Appendix”), as follows:
Date of Grant                    %%OPTION_DATE,’Month DD, YYYY’%-%
Vesting Commencement Date         %%VEST_BASE_DATE%-%
Total Number of Restricted Stock Units     %%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Vesting Schedule:
Subject to any vesting acceleration provisions below or in the Plan and provided Participant accepts the Restricted Stock Units prior to the first anniversary of the Vesting Commencement Date, twenty-five percent (25%) of the Restricted Stock Units will vest on each anniversary of the Vesting Commencement Date, provided that Participant continues to be a Service Provider through such dates (the “Base Vesting Schedule”).
Accelerated Vesting:
Notwithstanding the previous sentence, in the event that Participant ceases to be a Service Provider due to Retirement, death or Disability, the Restricted Stock Units will immediately vest in full, provided such acceleration vesting is not deemed to be discriminatory under any applicable employment laws in which Participant resides.
In the event Participant ceases to be a Service Provider for any or no reason (excluding Retirement, death or Disability) before Participant vests in the Restricted Stock Units, Participant’s right to acquire any Shares hereunder will immediately terminate. If Participant does not accept the Restricted Stock Units prior to the first anniversary of the Vesting Commencement Date, all Restricted Stock Units may be forfeited in its entirety and neither Participant nor the Company (or its Affiliates) shall have any rights or obligations under the Plan, the Agreement or this Notice of Grant or any right to any equivalent amounts or payments in lieu of the Restricted Stock Units.
By Participant’s acceptance of the Restricted Stock Units and/or the underlying shares of common stock of NETGEAR, Inc. (“Shares”) thereto, Participant and NETGEAR, Inc. (the “Company”) agree that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement, including the Appendix, attached hereto as Appendix A, all of which are made a part of this document.

EXHIBIT A
TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS
1. Grant. The Company hereby grants to Participant named in the Notice of Grant the number of Restricted Stock Units set forth in the Notice of Grant, subject to all of the terms and conditions in this Agreement, including the Notice of Grant, Appendix, and the Plan, which is incorporated herein by reference. Depending upon Participant’s country of residence, the terms and conditions in this Agreement may be supplemented or replaced by the terms and conditions in the Appendix applicable to Participants in that country. Subject to Section 21 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, including the Appendix, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay.

(a) General. Each Restricted Stock Unit represents the right to receive a Share on the date it vests, including to the limited extent permitted under Section 7(b) for satisfying any withholding obligation for income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”). Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3, 4 or 7, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

(b) Timing of Payment - General. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items withholding obligations as set forth in Section 7. Subject to the provisions of Section 2(c), such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case by the fifteenth (15th) day of the third (3rd) month of the calendar year following the calendar year in which the Restricted Stock Units vest.

(c) Timing of Payment - Section 409A.

(i) Payment if Deferred Compensation under Section 409A. For U.S. taxpayers, if the Restricted Stock Units are considered to be “deferred compensation” within the meaning of Section 409A (as defined in Section 2(c)(iii) hereof), then except as necessary to satisfy any Tax-Related Items withholding obligations as set forth in Section 7, the vested Restricted Stock Units will be paid upon the earliest of (A) the dates provided in the Base Vesting Schedule, (B) Participant’s “separation from service” within the meaning of Section 409A, (C) Participant’s death, (D) Participant’s “disability” within the meaning of Section 409A, or (E) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

(ii) Specified Employee Under Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, if (i) the Restricted Stock Units are considered deferred compensation subject to Section 409A, (ii) the Restricted Stock Units are payable upon a “separation from service” within the meaning of Section 409A, as determined by the Company in accordance with Section 409A, and (iii) Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then the payment of such Restricted Stock Units will not be made until the earlier of (x) the date six (6) months and one (1) day following the date of Participant’s separation from service and (y) Participant’s death, to the extent necessary to avoid a prohibited acceleration under Section 409A.

(iii) Section 409A. For purposes of this Agreement, “Section 409A” means Section 409A of the Code and the final Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares payable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. It is understood that Section 409A is applicable to U.S. taxpayer Participants only. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payouts provided under this Agreement are made in a manner that complies with Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that nothing in this Section 2(c)(iii) creates an obligation on the part of the Company to modify the terms of this Agreement or the Plan, and the Company makes no representation that the terms of Restricted Stock Units will comply with Section 409A or that payments under the Restricted Stock Units will not be subject to taxes, interest and penalties or other adverse tax consequences under Section 409A. In no event whatsoever shall the Company or any of its affiliates be liable to any party for any additional tax, interest or penalties that may be imposed on Participant or any other person by Section 409A or any damages for failing to comply with Section 409A.

3. Vesting Schedule. Except as provided in Sections 4 and 7, and subject to Section 5, the Restricted Stock Units awarded by this Agreement will vest in accordance with the Base Vesting Schedule set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Committee’s Discretion. The Committee, in its discretion, may accelerate the vesting of some or all of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units shall be considered as having vested as of the date specified by the Committee.

5. Forfeiture upon Termination as Service Provider. Notwithstanding any contrary provision of this Agreement, if Participant ceases to be a Service Provider for any or no reason (excluding Retirement, death or Disability), any unvested Restricted Stock Units shall be forfeited immediately upon termination at no cost to the Company and Participant will have no further rights to Shares or otherwise under this Agreement.

For purposes of the Restricted Stock Units, Participant will cease to be a Service Provider as of the date Participant is no longer actively employed by or providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of applicable employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s service agreement, if any); the Committee shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of the Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence).

6. Payments after Death. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Withholding.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or its agent to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the Restricted Stock Units. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by Participant’s acceptance of the Restricted Stock Units, Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on Participant’s behalf a whole number of Shares from those Shares issued to Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer, including through withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b) Tax Withholding Arising Prior to Payment. A portion of the Restricted Stock Units automatically and with no exercise of discretion by the Committee shall fully vest in an amount necessary to satisfy any Tax-Related Items withholding obligation that arises prior to payment of the Shares underlying the Restricted Stock Units (for example, upon Participant becoming Retirement eligible prior to vesting date and payment). Accordingly, the Company will have the right (but not the obligation) to withhold from Participant those Shares or to sell shares on Participant’s behalf that vest pursuant to the preceding sentence to satisfy any Tax-Related Items withholding obligation. Further, if Participant is a U.S. taxpayer and a portion of the Shares subject to the Restricted Stock Units will be withheld to satisfy any Tax-Related Items withholding liability prior to payment of Restricted Stock Units with respect to any portion of the Restricted Stock Unit considered deferred compensation subject to Section 409A, then the number of Shares withheld or sold on Participant’s behalf shall not exceed an amount equal in value to the Tax-Related Items withholding liability.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been deposited into Participant’s brokerage account with the Company’s designated broker. After such Shares are deposited, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT (EXCEPT IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT) THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE BASE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE BASE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Nature of Grant. In accepting the Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c) all decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company;

(d) the Restricted Stock Unit grant and Participant’s participation in the Plan shall not create a right to continued service with the Employer, the Company or any Affiliate or be interpreted as forming a service contract with the Employer, the Company or any Affiliate;

(e) Participant is voluntarily participating in the Plan;

(f) the grant of Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(g) the Restricted Stock Units and the Shares subject to the Restricted Stock Unit, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of an Affiliate;

(i) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from Participant’s termination as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Participant is employed or the terms of Participant’s service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any of its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company, any Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose; and

(ii) Participant acknowledges and agrees that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials (“Data”) by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services, Merrill Lynch, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, E*Trade Financial Services, Merrill Lynch, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Equity Administrator at NETGEAR, Inc., 350 E. Plumeria Dr., San Jose, CA 95134, U.S.A., or at such other address as the Company may hereafter designate in writing.

14. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any local, state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such local, state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

18. Committee’s Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

21. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

22. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

23. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, including, but not limited to, any other requirements as may be necessary to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

25. Forfeiture Events. If a clawback event should occur, then to the extent permitted by applicable law, rules and regulations, the Administrator may, in its sole discretion, cause the Participant to forfeit and/or recover from the Participant the amount by which this Award, as originally determined, exceeded the size this Awards would have been had the financial statements been initially filed as restated, as determined by the Administrator. In this respect, the Administrator may (i) cancel, without payment or any consideration whatsoever, the portion of this Award that has not yet been settled, (ii) require the Participant to return Shares previously issued upon settlement of this Award, or (iii) if such Shares were sold, transferred or otherwise disposed by the Participant, cause the Participant to repay to the Company the amount that the Participant realized upon settlement of the Award.

If the Company reasonably believes that a clawback event has occurred, the Participant understands and agrees that the Company may, in its sole discretion, restrict the Participant’s ability to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, or otherwise dispose of any Shares held by the Participant (whether issued in connection with this Option or otherwise) pending a final determination by the Administrator that a clawback event has or has not occurred. Such determination shall be made as soon as administratively practicable but in no event will the Participant be restricted in accordance with the preceding sentence for more than that period of time reasonably necessary for the Administrator to determine the existence of a clawback event. The Participant further understands and agrees that that the Company shall have no responsibility or liability for any fluctuations that occur in the price of Shares or for any potential loss or gain the Participant could have realized from the sale of his or her Shares during the period of time in which the Participant is restricted in accordance with this Section 25.

Any failure by the Company to assert the forfeiture and repayment rights under this Section 25 with respect to specific claims against the Participant shall not waive, or operate to waive, the Company’s right to later assert its rights hereunder with respect to other or subsequent claims against the Participant.

The Company’s forfeiture and repayment rights under this Section 25 shall be in addition to, and not in lieu of, actions the Company may take to remedy or discipline any misconduct by the Participant including, but not limited to, termination of employment or initiation of appropriate legal action.

A “clawback event” will be deemed to have occurred if at any time while the Participant is or was an executive officer of the Company:

(i) the financial statements of the Company are restated;

(ii) in the reasonable judgment of a majority of the independent members of the Board or the Administrator, the financial statements as so restated would have resulted in either this Award not having been granted or the size of this Award reduced if such information had been known at the time this Award granted or the size of this Award had originally been calculated or determined; and

(iii) Participant’s intentional misconduct, fraud, and/or embezzlement led, in whole or in part, to restatement of the financial statements.

26. Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this grant of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the U.S. federal courts for the United States for the Northern District of California, and no other courts, where this grant of Restricted Stock Units is made and/or to be performed.

27. Appendix. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

28. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

29. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and are advised to speak with a personal legal advisor on this matter.

30. Foreign Asset/Account Reporting Requirements; Exchange Controls. Participant acknowledges that his or her country may have certain foreign asset and/or account reporting requirements and/or exchange controls that may affect his or her ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and Participant is advised to speak with a personal legal advisor for any details.

APPENDIX
TO THE
TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Plan if Participant works in one of the countries listed below. If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently working or if Participant moves to another country after the grant is made, the Company will, in its discretion, determine the extent to which the terms and conditions in this Appendix will apply to Participant.
Unless otherwise provided below, capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and the Agreement, as applicable.
Notifications
This Appendix also includes notifications regarding certain other issues of which Participant should be aware with respect to the Restricted Stock Units granted under the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the Restricted Stock Units because the information may be out of date at the time that the Restricted Stock Units vest and Shares are issued or such Shares are subsequently sold.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Further, if Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently working or if Participant moves to another country after Participant’s Restricted Stock Units are granted, the information contained herein may not be applicable to Participant. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.
AUSTRALIA
Notifications
Australian Offer Document: This offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which will be provided to Participant with this Agreement.
AUSTRIA
Notifications

Exchange Control Information. If Participant holds Shares acquired under the Plan outside Austria (even if Participant holds them outside of Austria with an Austrian bank), Participant must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the shares held outside Austria as of December 31 does not exceed €5,000,000 or the value of the shares as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, annual reporting obligations are imposed, whereas if the latter threshold is exceeded, quarterly reports must be submitted. The deadline for filing the annual report is March 31 of the following year.

When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of Participant’s cash accounts abroad exceeds €3,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.” If the transaction value of all cash accounts abroad is less than €3,000,000, no ongoing reporting requirements apply. Participant is responsible for complying with applicable reporting obligations and should speak with a personal legal advisor in this regard.

Consumer Protection Information. Participant may be entitled to revoke the Agreement on the basis of the Austrian Consumer Protection Act (the “Act”) under the conditions listed below, if the Act is considered to be applicable to the Agreement and the Plan:

(i) The revocation must be made within one week after Participant receives the Agreement.

(ii) The revocation must be in written form. It is sufficient if Participant returns the Agreement to the Company or the Company’s representative with language that can be understood as his or her refusal to honor the Agreement, provided the revocation is sent within the period noted above.
BELGIUM
Notifications
Foreign Asset/Account Reporting. Belgian residents are required to report any securities (e.g. Shares) or bank accounts, including brokerage accounts, opened or maintained outside Belgium on their annual tax return. In a separate report, residents will be required to provide the Central Contact Point of the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name, and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption.

BRAZIL
Terms and Conditions
Compliance with Law. By accepting the Restricted Stock Units, Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the issuance of Shares upon settlement of the Restricted Stock Units and the subsequent sale of such Shares.
Notifications
Foreign Asset/Account Reporting Information. If Participant is a resident or domiciled in Brazil, Participant is required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.
CANADA
Terms and Conditions
Forfeiture upon Termination as Service Provider. The following provision replaces the second paragraph in Section 5 of the Agreement:
In the event Participant ceases to be a Service Provider, regardless of the reason for such termination and whether such termination is effected by Participant or the Employer, with or without cause, Participant’s right to vest in the Restricted Stock Units and receive Shares under the Plan, if any, will terminate as of the actual Date of Termination. For this purpose, “Date of Termination” shall mean the last day on which Participant is actively employed by the Employer, and shall not include or be extended by any period following such day during which Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed by the Company, provided that such sale takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are listed on the NASDAQ Global Select Market under the ticker symbol “NTGR.”
Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property, including Shares and rights to receive Shares (e.g., Restricted Stock Units), annually on Form T1135 (Foreign Income Verification Statement) if the total cost of the individual's foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign property held by the individual, Restricted Stock Units must be reported. Such Restricted Stock Units may be reported at a nil cost.
For purposes of the reporting, Shares acquired under the Plan may be reported at their adjusted cost bases. The adjusted cost basis of a Share is generally equal to the fair market value of such Share at the time of acquisition; however, if the individual owns other Shares (e.g., acquired under other circumstances or at another time), the adjusted cost basis may be different.
Participant is advised to consult his or her personal tax advisor to determine Participant’s exact reporting requirements in this regard.
CHINA
Payment of Restricted Stock Units and Sale of Shares. The following provision supplements Section 2 of the Agreement and applies to PRC nationals and any other individuals who are subject to exchange control requirements in China, as determined by the Company in its sole discretion:
Tax-Related Withholding. Notwithstanding anything to the contrary in the Agreement, upon the vesting of the Restricted Stock Units, Participant shall be entitled to receive Shares; however, Participant understands and agrees that a portion of the Shares otherwise issuable to Participant following the vesting may be sold or otherwise disposed of to satisfy any Tax-Related Items withholding arising upon vesting at the discretion of the Company or the Employer pursuant to this authorization by Participant. Participant will receive the number of whole Shares remaining after Shares are withheld for Tax-Related Items and will receive a cash refund of any over-withheld amount equal to a fraction of a Share. The Company reserves the right to withhold for Tax-Related Items by any of the other means set forth in Section 7 of the Agreement.

Further, following the sale of the Shares by Participant, the proceeds of the sale of the Shares shall be delivered to Participant through the special exchange control account of the Company or its Affiliate, and the Company and the Employer reserve the right to deduct from such proceeds any amounts necessary to satisfy any Tax-Related Items withholding owed by Participant on the proceeds.

Sale Upon Termination. In the event of Participant’s termination, any Shares held by Participant at termination must be sold within 90 days of Participant’s termination with the Company or any Affiliate, including the Employer. By accepting the Restricted Stock Units, Participant hereby authorizes the Company to instruct its broker to assist with the sale of the Shares on Participant’s behalf pursuant to this authorization, and Participant expressly authorizes such broker to complete the sale of such Shares. Participant further agrees to sign any agreements, forms and/or consents that may be requested by the Company (or the Company’s broker) to effectuate the sale of the Shares and to otherwise cooperate with the Company with respect to such matters, provided that Participant shall not be permitted to exercise any influence over how, when or whether any sale occurs. Any Shares that have not been sold by the 90th day following Participant’s termination shall be automatically sold by the Company’s broker on such date. Upon sale of the Shares, whether prior to or following Participant’s termination, Participant will receive the cash proceeds from the sale, less any Tax-Related Items, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

Exchange Control Requirements. Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of Shares acquired upon settlement of the Restricted Stock Units to China. Participant understand that such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or any Affiliate, including the Employer, and Participant hereby consents and agrees that any proceeds from the sale of the Shares may be transferred to such special account prior to being delivered to Participant. Participant acknowledges that the Company will deliver the proceeds as soon as possible, but there may be delays in distributing the funds due to exchange control requirements in China. Proceeds may be paid to Participant in U.S. dollars or local currency at the Company's discretion. If the proceeds are paid in U.S. dollars, Participant will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds into local currency due to exchange control restrictions.
Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Notifications

Foreign Asset/Account Reporting Information. PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Shares or Restricted Stock Units acquired under the Plan and Plan-related transactions may be subject to reporting under these new rules. Participant is responsible for ensuring compliance with this reporting obligation and is advised to consult a legal advisor in this regard.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank ("CNB") may require Participant to fulfill certain notification duties in relation to the acquisition of Shares and the opening and maintenance of a foreign account. In addition, Participant may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,000 or more. However, because exchange control regulations may change without notice, Participant should speak with Participant’s personal legal advisor prior to the acquisition or sale of Shares to ensure compliance with current regulations. Participant is solely responsible for complying with applicable notification obligations.
DENMARK
Terms and Conditions
Danish Stock Option Act. By accepting the Restricted Stock Units, Participant acknowledges that Participant has received an Employer Statement translated into Danish and set forth below, which is being provided to comply with the Danish Stock Option Act.
Notifications
Foreign Asset/Account Reporting Information. If Participant establishes an account holding shares or cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. (Please note that these obligations are separate from and in addition to the securities/tax obligations described below.)
Securities/Tax Reporting Information. Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, Participant is required to inform the Danish Tax Administration about the account. For this purpose, Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that Participant is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at vesting of the Restricted Stock Units and held in such account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Form V, Participant authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.
In addition, when Participant opens a deposit account or a brokerage account with a foreign bank for the purpose of holding cash outside of Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both Participant and the bank/broker must sign the Declaration K. By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, Participant acknowledges that Participant is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of Participant’s annual income tax return. By signing the Declaration K, Participant authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Danish Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive the following information regarding NETGEAR, Inc.’s (the "Company’s") restricted stock unit program in a separate written statement.

This statement contains only the information required to be mentioned under the Act while the other terms and conditions of your restricted stock unit grant are described in detail in the Amended and Restated 2006 Long-Term Incentive Plan (the “Plan”) and the Notice of Grant of Restricted Stock Units, which have been given to you.

1. Date of grant of unfunded right to receive stock upon satisfying certain conditions

     The grant date of your restricted stock units is the date that the Board of Directors of the Company or a committee thereof (the “Committee”) approved a grant for you and determined it would be effective.

2. Terms or conditions for grant of a right to future award of stock

     The grant of restricted stock units will be at the sole discretion of the Board or the appropriate Committee. Employees of the Company and its subsidiaries are eligible to participate in the Plan. The Company may decide, in its sole discretion, not to make any grants of restricted stock units to you in the future. Under the terms of the Plan and the Notice of Grant of Restricted Stock Units, you have no entitlement or claim to receive future restricted stock units or other equity awards.

3. Vesting Date or Period

      Generally, your restricted stock units will vest over a number of years, as provided in your Notice of Grant of Restricted Stock Units. Your restricted stock units shall be converted into an equivalent number of shares of the common stock of the Company upon vesting.

4. Exercise Price

     No exercise price is payable upon the vesting of your restricted stock units and the issuance of shares of the Company’s common stock to you in accordance with the vesting schedule described above.

5. Your rights upon termination of employment

   The treatment of your restricted stock units upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the Plan and the Notice of Grant of Restricted Stock Units are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the Plan and the Notice of Grant of Restricted Stock Units are more favorable to you, then such terms will govern the treatment of your restricted stock units upon termination of employment.

6. Financial aspects of participating in the Plan

  The grant of restricted stock units has no immediate financial consequences for you. The value of the restricted stock units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

     Shares of stock are financial instruments and investing in stocks will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty.

Stock Plan Services
NETGEAR, Inc.
San Jose, California

ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om aktieordningen vedrørende Restricted Stock Units hos NETGEAR, Inc. ("Selskabet").

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af Restricted Stock Units er nærmere beskrevet i "Amended and Restated 2006 Long-Term Incentive Plan" ("Planen") og i "Notice of Grant of Restricted Stock Units", som du har fået udleveret.

1. Tidspunkt for tildeling af den vederlagsfri ret til at modtage aktier mod opfyldelse af visse betingelser

     Tidspunktet for tildelingen af dine Restricted Stock Units er den dato, hvor Selskabets Bestyrelse eller et bestyrelsesudvalg ("Udvalget") godkendte din tildeling og besluttede, at den skulle træde i kraft.

2. Kriterier eller betingelser for tildeling af retten til senere at få tildelt aktier

     Tildelingen af Restricted Stock Units sker efter bestyrelsens eller det relevante bestyrelsesudvalgs eget skøn. Medarbejdere i Selskabet og dets datterselskaber kan deltage i Planen. Selskabet kan frit vælge fremover ikke at tildele dig Restricted Stock Units. I henhold til bestemmelserne i Planen og Notice of Grant of Restricted Stock Units har du ikke nogen ret til eller noget krav på fremover at få tildelt Restricted Stock Units eller at få andre aktietildelinger.

3. Modningstidspunkt eller -periode

       Dine Restricted Stock Units modnes som udgangspunkt over en årrække som anført i Notice of Grant of Restricted Stock Units. På modningstidspunktet konverteres dine Restricted Stock Units til et tilsvarende antal ordinære aktier i Selskabet.

4. Udnyttelseskurs

     Der betales ingen udnyttelseskurs i forbindelse med modning af dine Restricted Stock Units, og Selskabets udstedelse af ordinære aktier til dig i overensstemmelse med den ovenfor beskrevne modningstidsplan.

5. Din retsstilling i forbindelse med fratræden

       Dine Restricted Stock Units vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i Planen og Notice of Grant of Restricted Stock Units er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i Planen og Notice of Grant of Restricted Stock Units er mere fordelagtige for dig, vil disse bestemmelser være gældende for, hvordan dine Restricted Stock Units behandles i forbindelse med din fratræden.

6. Økonomiske aspekter ved at deltage i Planen

       Tildelingen af Restricted Stock Units har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af Restricted Stock Units indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser.

     Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed.

Aktieordningsadministrationen
NETGEAR, Inc.
San Jose, Californien

FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the grant of the Restricted Stock Units, Participant confirms having read and understood the Plan and the Agreement, which were provided in the English language. Participant accepts the terms of those documents accordingly.

En acceptant le prix, le Participant confirme avoir lu et compris le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Information. Participant is permitted to hold Shares acquired under the Plan outside of France, provided that Participant declares all foreign accounts, whether open, current or closed, on Participant’s annual income tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Participant is responsible for making this report.
HONG KONG
Terms and Conditions
Restriction on Sale of Shares. By accepting the Restricted Stock Units, Participant agrees not to dispose of any Shares acquired under the Plan prior to the six-month anniversary of the Date of Grant under which such Shares were acquired.
Notifications
Securities Law Notice. Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Participant should exercise caution in relation to the offer. If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice. The grant of Restricted Stock Units does not constitute a public offering of securities under Hong Kong law and is available only to Service Providers of the Company and its Affiliates. The Agreement, including this Appendix, the Plan and any other incidental communication materials distributed in connection with the Plan have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and are intended only for the personal use of Participant and may not be distributed to any other person.
INDIA
Notifications
Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares purchased under the Plan within 90 days of receipt and any dividends received in relation to the Shares to India within 180 days of receipt and convert the proceeds into local currency.  Participant must obtain a foreign inward remittance certificate (the “FIRC”) from the bank where Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Asset/Account Reporting Information. Participant is required to declare any foreign bank accounts and any foreign financial assets (including Shares held outside India) in Participant’s annual tax return. Participant is responsible for complying with this reporting obligation and should speak with a personal legal advisor in this regard.

IRELAND
Notifications
Director Notification Information. If Participant is a director, associate or shadow director of an Affiliate in Ireland and Participant's interests in the Company represent more than 1% of the Company's voting share capital, Participant must notify such Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., the Restricted Stock Units, Shares, etc.), within five business days of becoming aware of the event giving rise to the notification requirement, or within five days of becoming a director or secretary (if such an interest exists at the time). This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to Participant if Participant is a director, shadow director or secretary).
ITALY
Terms and Conditions
Data Privacy. The following provisions replace Section 12 of the Agreement:
Participant understands that the Employer, the Company, and any Affiliate may hold certain personal information about Participant, including his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships Participant holds in the Company, details of the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of managing and administering the Plan.
Participant also understands that providing the Company with the Data is necessary for the performance of the Plan and that his or her refusal to provide such Data would make it impossible for the Company to perform its obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Netgear, Inc. with registered offices at 350 E. Plumeria Drive, San Jose, California, 95134, United States of America, and, pursuant to D.lgs 196/2003, its representative in Italy is Netgear International Inc. Sede Secondaria, with branch registered at Piazza Filippo Meda, 3, 20121 Milan, Italy.
Participant understands that Participant’s Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant further understands that the Company and any Affiliate will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Plan, and that the Company and any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Plan. Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the U.S. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Participant’s Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, ask for rectification of Participant’s Data and cease, for legitimate reason, the Data processing. Furthermore, Participant is aware that Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided may be reviewed and questions or complaints can be addressed by contacting Participant’s human resources department.
Plan Document Acknowledgment. By accepting the Restricted Stock Units, Participant acknowledges that Participant has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix. Participant further acknowledges that Participant has read and specifically and expressly approves the following sections of the Agreement: Section 2 - Company’s Obligation to Pay; Section 3 - Vesting Schedule; Section 5 - Forfeiture upon Termination as Service Provider; Section 7 - Tax Withholding; Section 9 - No Guarantee of Continued Service; Section 10 - Nature of Grant; Section 19 - Electronic Delivery; Section 26 - Governing Law; Venue; Section 27 - Appendix; and the above Data Privacy notice which replaces Section 12 of the Agreement.
Notifications
Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. Participant is responsible for complying with this reporting obligation and should speak with a personal legal advisor in this regard.
JAPAN
Notifications
Foreign Asset/Account Reporting Information. Participant is required to report details of any assets held outside of Japan (including any Shares acquired under the Plan) as of December 31 to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Participant is responsible for complying with this reporting obligation and is advised to speak with a personal legal advisor in this regard.
KOREA
Notifications
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares or the receipt of any dividends in a single transaction to repatriate the proceeds to Korea within 18 months of the sale/receipt.
Foreign Asset/Account Reporting Information. Participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding Shares) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).
MEXICO
Terms and Conditions
Acknowledgement of the Grant Agreement. By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Appendix, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Appendix. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” section of the Agreement, which clearly provide as follows:

(1) Participant’s participation in the Plan does not constitute an acquired right;
(2) The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3) Participant’s participation in the Plan is voluntary; and
(4) The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired under the Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that the Company, with registered offices at 350 E. Plumeria Drive, San Jose, California, 95134, U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the

Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, Affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento del Convenio de Concesión. Al aceptar las Unidades de Acciones Restringidas, el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo el apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Nature of Grant” del Convenio de Concesión, que claramente establece lo siguiente:

(1) La participación del Beneficiario en el Plan no constituye un derecho adquirido;
(2) El Plan y la participación del Beneficiario en él es ofrecido por la Compañía de manera completamente discrecional;
(3) La participación del Beneficiario en el Plan es voluntaria; y
(4) La Compañía y sus Subsidiarias o afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas en virtud del Plan.
Reconocimiento del Derecho Laboral y Declaración de la Política. Al aceptar el otorgamiento de las Unidades de Acciones Restringidas, el Beneficiario reconoce que la Compañía, con domicilio social en 350 E. Plumeria Drive, San Jose, California, 95134, E.U.A., es la única responsable de la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades de Acciones Restringidas y cualquier adquisición de Acciones en virtud del Plan no constituyen una relación laboral entre el Beneficiario y la Compañía, en virtud de que el Beneficiario está participando en el Plan sobre una base totalmente comercial. Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por su empleador, y cualquier modificación del Plan o la terminación no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.

Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Compañía, por lo que la misma se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna del Beneficiario.

Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de la Compañía, por cualquier indemnización o daño relacionado con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a la Compañía, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
There are no country-specific provisions.

NORWAY
There are no country-specific provisions.
POLAND
Notifications
Foreign Asset/Account Reporting Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. In addition, transfers of funds into and out of Poland in excess of €15,000 must be made via a bank account held at a bank in Poland. Participant is responsible for complying with this reporting obligation and should speak with a personal legal advisor in this regard.
RUSSIA
Terms and Conditions
U.S. Transaction. Participant understands that the acceptance of the Restricted Stock Units results in an agreement between Participant and the Company completed in the United States and that the Agreement is governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.
Securities Law Information. Participant acknowledges that the Restricted Stock Units, the Agreement, the Plan and all other materials Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares acquired pursuant to the Plan have not and will not be registered in Russia and therefore, neither the Restricted Stock Units nor the Shares may be used for offering or public circulation in Russia. Participant acknowledges that he or she may hold Shares acquired upon vesting of the Restricted Stock Units in Participant’s account with the Company’s designated broker in the U.S. However, in no event will Shares issued to Participant under the Plan be delivered to Participant in Russia. Further, Participant is not permitted to sell Shares directly to other Russian individuals.
Data Privacy Acknowledgement. Participant hereby acknowledges that Participant has read and understood the terms regarding collection, processing and transfer of Participant’s Data contained in Section 12 of the Agreement and agrees that, by accepting the Restricted Stock Units, Participant is agreeing to such terms. In this regard, upon request of the Company, Participant agrees to provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Company) that the Company may deem necessary to obtain under the data privacy laws in my country, either now or in the future. Participant understands that he or she may not be permitted to participate in the Plan if Participant fails to execute any such consent or agreement.
Notifications

Exchange Control Information. Proceeds from the sale of Shares and any dividends received in relation to the Shares must be repatriated to Russia within a reasonably short period after receipt. The sale proceeds and any dividends received must be initially credited to Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to a foreign bank subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. Participant is solely responsible for ensuring compliance with applicable exchange control laws in Russia. Participant should be aware that Participant may incur severe monetary penalties if these exchange control requirements are not met.

Labor Law Information. If Participant continues to hold Shares acquired at vesting of the Restricted Stock Units after Participant is involuntarily terminated, Participant will not be eligible to receive unemployment benefits in Russia.

SINGAPORE
Notifications
Securities Law Information. The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Restricted Stock Units are subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares subject to the Restricted Stock Units in Singapore, unless such sale or offer is made (i) six months or more after the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Shares are listed on the NASDAQ Global Select Market, which is located outside of Singapore, under the ticker symbol “NTGR” and Shares acquired under the Plan may be sold through this exchange.
Director Reporting Information. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of an Affiliate in Singapore, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when receiving or disposing of an interest (e.g., the Restricted Stock Units or Shares) in the Company or in any Affiliate. These notifications must be made within two business days of (i) acquiring or disposing of an interest in the Company or any Parent or Affiliate, or (ii) within two business days of becoming a CEO or director, if Participant holds such an interest at that time.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 10 of the Agreement:
In accepting the Restricted Stock Units, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
Participant understands and agrees that, as a condition of the grant of the Restricted Stock Units, Participant’s termination as a Service Provider for any reason (except Retirement, death and Disability) will automatically result in the forfeiture of unvested Restricted Stock Units and loss of the Shares that may have been granted to Participant.
In particular, Participant understands and agrees that the Restricted Stock Units may be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of Participant’s termination as a Service Provider prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Restricted Stock Units under the Plan to individuals who may be Services Providers of the Company or any Affiliate. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis. Consequently, Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Shares underlying the Restricted Stock Units shall not become a part of any employment or service contract (either with the Company, the Employer or any Affiliate) and shall not be considered a mandatory benefit or salary for any purpose (including severance compensation). In addition, Participant understands that the Restricted Stock Units would not be granted to Participant but for the assumptions and conditions referred to above; thus, Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Restricted Stock Unit grant shall be null and void.

Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Plan or the Shares acquired pursuant thereto. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.
Exchange Control Information. The acquisition of Shares under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. Participant is responsible for making this declaration and for declaring ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, Participant must declare the sale of any Shares to the DGCI within one month after the sale.
Foreign Asset/Account Reporting Information. Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
Further, to the extent that Participant holds Shares and/or has bank accounts outside Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, Participant is required to report information on such assets on Participant’s tax return (tax form 720) for such year. After such rights or assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than €20,000. The report must be made by March 31 following the year for which the report is being made.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Notifications
Securities Law Information. Participant acknowledges that the grant of the Restricted Stock Units is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.
TAIWAN
Notifications
Exchange Control Information. Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Plan is being offered only to selected Service Providers and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such Service Providers and must not be delivered to, or relied on by, any other person. Participant should conduct Participant’s own due diligence on the securities. If Participant does not understand the contents of the Plan or the Agreement, Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan, and neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken any steps to verify the information set out therein and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following supplements Section 7(a) of the Agreement:

Participant acknowledges and agrees that, if payment or withholding of Participant’s income tax liability is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to such liability occurs or such other period specified in Section 222(1)(c) of Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective on the Due Date. The loan will bear interest at the then-current Official Rate of HM Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it from Participant at any time thereafter by any of the means referred to the Section 7(a) of the Agreement.
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant shall not be eligible for a loan from the Company or the Employer to cover the unpaid income tax liability. In this case, Participant acknowledges that the amount of any income tax not collected from or paid by Participant by the Due Date may constitute a benefit to Participant on which additional income tax and employee National Insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from Participant by any of the means referred to in Section 7(a) of the Agreement.

NETGEAR, INC.
2016 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTION
Unless otherwise defined herein, the terms defined in the NETGEAR, Inc. 2016 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together, the “Agreement”).

%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%ADDRESS_LINE_3%-%
%%CITY%-%, %%STATE%-% %%ZIPCODE%-%
%%COUNTRY%-%

You have been granted an option to purchase common stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant     %%OPTION_DATE,’Month DD, YYYY’%-%

Vesting Commencement Date     %%VEST_BASE_DATE%-%

Exercise Price per Share     US %%OPTION_PRICE,’$999,999,999.9999’%-%

Total Number of Shares Granted     %%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Total Exercise Price     %%TOTAL_OPTION_PRICE,’$999,999,999.99%-%
Type of Option:     %%OPTION_TYPE_LONG%-%________
Term/Expiration Date:     %%EXPIRATION_DATE%-%

Vesting Schedule:

Subject to any accelerated vesting provisions set forth below or in the Plan, this Option shall be exercisable, in whole or in part, in accordance with the following schedule:

Twenty-five (25%) of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and one forty-eighth (1/48th) of the Shares subject to the Option shall vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.
Accelerated Vesting:

Notwithstanding the previous sentence, in the event that Participant ceases to be a Service Provider due to Retirement, death or Disability, the Restricted Stock Units will immediately vest in full.

Termination Period:
This Option may be exercised for three (3) months after Participant ceases to be a Service Provider; except that in the case of termination of status as a Service Provider by death, Retirement or Disability, such Option may be exercised for twelve (12) months after such applicable qualifying event. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.
By your acceptance and/or exercise of this Option, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to acceptance of this Option and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. Participant further agrees to notify the Company upon any change in his or her residence address.

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT
1. Grant. The Company hereby grants to the Participant named in the Notice of Grant (“Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Affiliate or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in according to the vesting schedule set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator’s Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

6. Tax Obligations.

(a) Withholding of Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Stock Administrator at NETGEAR, Inc., 350 E. Plumeria Dr., San Jose, CA 95134, or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. This grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares to the Participant (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14. Administrator’s Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Options have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Forfeiture Events. If a clawback event should occur, then to the extent permitted by applicable law, rules and regulations, the Administrator may, in its sole discretion, cause the Participant to forfeit and/or recover from the Participant the amount by which this Award, as originally determined, exceeded the size this Option would have been had the financial statements been initially filed as restated, as determined by the Administrator. In this respect, the Administrator may (i) cancel, without payment or any consideration whatsoever, the portion of this Option that has not yet been exercised, (ii) require the Participant to return Shares previously issued upon exercise of this Option, or (iii) if such Shares were sold, transferred or otherwise disposed by the Participant, cause the Participant to repay to the Company the amount, net of any Exercise Price, that the Participant realized upon exercise of the Option.

If the Company reasonably believes that a clawback event has occurred, the Participant understands and agrees that the Company may, in its sole discretion, restrict the Participant’s ability to directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, or otherwise dispose of any Shares held by the Participant (whether issued in connection with this Option or otherwise) pending a final determination by the Administrator that a clawback event has or has not occurred. Such determination shall be made as soon as administratively practicable but in no event will the Participant be restricted in accordance with the preceding sentence for more than that period of time reasonably necessary for the Administrator to determine the existence of a clawback event. The Participant further understands and agrees that that the Company shall have no responsibility or liability for any fluctuations that occur in the price of Shares or for any potential loss or gain the Participant could have realized from the sale of his or her Shares during the period of time in which the Participant is restricted in accordance with this Section 21.

Any failure by the Company to assert the forfeiture and repayment rights under this Section 21 with respect to specific claims against the Participant shall not waive, or operate to waive, the Company’s right to later assert its rights hereunder with respect to other or subsequent claims against the Participant.

The Company’s forfeiture and repayment rights under this Section 21 shall be in addition to, and not in lieu of, actions the Company may take to remedy or discipline any misconduct by the Participant including, but not limited to, termination of employment or initiation of appropriate legal action.

A “clawback event” will be deemed to have occurred if at any time while the Participant is or was an executive officer of the Company:

(i) the financial statements of the Company are restated;

(ii) in the reasonable judgment of a majority of the independent members of the Board or the Administrator, the financial statements as so restated would have resulted in either this Award not having been granted or the size of this Award reduced if such information had been known at the time this Award granted or the size of this Award had originally been calculated or determined; and

(iii) Participant’s intentional misconduct, fraud, and/or embezzlement led, in whole or in part, to restatement of the financial statements.

22. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

23. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Service Provider.

24. Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which affect Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant is responsible for complying with any applicable restrictions and are advised to speak with a personal legal advisor on this matter.

EXHIBIT B
NETGEAR, INC.
2016 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

NETGEAR, Inc.
350 E. Plumeria Dr.
San Jose, CA 95134

Attention: Stock Administrator

1. Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the common stock of NETGEAR, Inc. (the “Company”) under and pursuant to the 2016 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ________ (the “Agreement”). The purchase price for the Shares will be $_____________, as required by the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:
PURCHASER	NETGEAR, INC.

Signature	By

Print Name	Its

Address:	Address:
350 E. Plumeria Dr.
San Jose, CA 95134

Date Received